UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 19, 2013 (November 1, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K amends Item 1.01 of that certain Form 8-K filed by the Company with the Securities and Exchange Commission on November 4, 2013 (the “Original Filing”) with respect to the total number of shares of Common Stock underlying the Placement Agent Warrants to be issued to the Placement Agent in connection with the Initial Closing of the Offering. No other changes have been made to the Original Filing. Any capitalized terms used in this Explanatory Note shall have the meaning prescribed for such term in Item 1.01 below.

Item 1.01. Entry into a Material Definitive Agreement.

The Offering

On November 1, 2013 (the “Initial Closing”), Protea Biosciences Group, Inc. (the “Company”) received $2,104,965 in aggregate gross cash proceeds from 36 accredited investors in connection with the sale of approximately 21 units (each a “Unit” and collectively, the “Units”) in an offering (the “Offering”) of a minimum of $2,000,000 (the “Minimum Offering Amount”) and up to a maximum of $6,000,000 (the “Maximum Offering Amount”), in Units of securities of the Company pursuant to the terms and conditions of a Subscription Agreement (the “Subscription Agreement”) and Unit Purchase Agreement (the “Purchase Agreement”) by and among the Company and each of the purchasers (the “Purchasers”) thereto. The Maximum Offering Amount excludes up to an additional $2,000,000 (the “Additional Offering Amount”) in Units that may be sold to any existing stockholders, officers, and directors of the Company, including any of their affiliates (the “Company Investors”). Each Unit consists of (i) 200,000 shares of common stock, par value $.0001 per share (the “Common Stock”), (ii) and two warrants, including (a) a 1 year warrant to purchase 200,000 shares of Common Stock at an exercise price of $0.50 per share (the “A Warrants”) and (b) a 5 year warrant to purchase 100,000 shares of Common Stock at an exercise price of $0.75 per share (the “B Warrants” and together with the A Warrants the “Investor Warrants”). In addition, at the Initial Closing, the Company issued an aggregate of approximately 18.77 in additional Units to certain existing note holders, in connection with the conversion of $1,876,828.06 (the “Conversion Amount”) in outstanding principal and accrued unpaid interest in convertible promissory notes.

In connection with the Initial Closing of the Offering, the Company also paid to the placement agent (the “Placement Agent”) an aggregate of $314,668.92 in cash commissions, representing (1) 10% of the gross proceeds raised in the Offering from Purchasers introduced to the Company by the Placement Agent; (2) 2% of the aggregate gross proceeds raised in the offering from Company Investors, including the Conversion Amount and (3) 2% of the aggregate gross proceeds raised in the Offering, including the Conversion Amount, in connection with a non-accountable expense allowance. In addition, the Company agreed to issue warrants (the “Placement Agent Warrants”) to purchase an aggregate of 1,521,690 shares of Common Stock to the Placement Agent (or its designees), representing 10% of the number of shares of Common Stock underlying the Units sold in the Offering, including the shares of Common Stock underlying the Investor Warrants and 5% of the number of shares of Common Stock underlying Units issued in connection with the conversion of the Conversion Amount.

In accordance with the terms of the Purchase Agreement, until the one year anniversary of the Closing Date, Purchasers shall have the right to participate in any subsequent offering by the Company of Common Stock or Common Stock Equivalents (as such terms is defined in the Purchase Agreement) in which the Company raises gross proceeds of at least $1,000,000 (each a “Subsequent Offering”), on the same terms, conditions and price as provided for in the Subsequent Offering, in up to an amount of the Subsequent Offering equal to each Purchaser’s proportionate share of the Subsequent Offering based on such Purchaser’s participation in this Offering. In addition, from the earlier of (1) five years from the Closing Date or (2) the date on which any Purchaser no longer owns shares of Common Stock sold in the Offering, if the Company issues or sells any shares of Common Stock or any Common Stock Equivalent pursuant to which shares may be acquired at a price less than $0.50 per share (the “Base Price”) (subject to appropriate adjustments for any stock dividend, stock split, stock combination, reclassification or similar transaction) (each a “Dilutive Issuance”), the Company shall be required to issue additional shares of Common Stock to each Purchaser, for no additional consideration, in an amount sufficient such that the pro rata portion of the Purchase Price paid by such Purchaser for the shares of Common Stock then held, when divided by the total number of shares of Common Stock then held by such Purchaser plus those shares of Common Stock issued as a result of the Dilutive Issuance will equal the Base Price.

Registration Rights

In connection with the Offering, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each of the Purchasers, which require the Company to file a registration statement (the “Registration Statement”) registering for resale (i) all Common Stock issued to the Purchasers as part of the Units, and (ii) all shares of Common Stock issuable upon exercise of the Investor Warrants and the Placement Agent Warrants (collectively, the “Registrable Shares”) within 45 days following the termination of the Offering (the “Filing Deadline”). The Company has agreed to use its reasonable best efforts to cause the Registration Statement to become effective within thirty (30) days following the date on which the Company is notified that the Securities and Exchange Commission (the “Commission”) will not review the Registration Statement (and in such case of no Commission review, not later than sixty (60) days following the Filing Deadline) or, in the event of a Commission review, within one hundred eighty (180) days following the Filing Deadline (the “Effectiveness Deadline”).

If the Registration Statement is not filed on or prior to the Filing Deadline or the Registration Statement is not declared effective by the Commission by the Effectiveness Deadline, the Company shall be required to pay to each Purchaser an amount in cash, as partial liquidated damages, equal to 1.0% of the aggregate purchase price paid by such Purchaser pursuant to the Subscription Agreement and Purchase Agreement up to the maximum of 6% of the aggregate Purchase Price paid by such Purchaser pursuant to the Subscription Agreement and Purchase Agreement. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer